Exhibit 23.2

Consent of Independent Certified Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 10, 2006 relating to our audit of the consolidated financial statements of Summit Financial Services Group, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Moore Stephens Lovelace, PA

Orlando, Florida
December 22, 2006

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